Exhibit 99.1

Ms. Jean M. Nelson
Executive Vice-President and Chief Financial Officer
817-831-5030
FOR IMMEDIATE RELEASE

VIRBAC CORPORATION
RECEIVES WELLS NOTICE FROM SEC

FORT WORTH, TX, January 13, 2005 — Virbac Corporation (PK: VBAC), a leading marketer of veterinary products, has been notified by the staff of the Securities and Exchange Commission (“SEC”) that the staff is considering recommending to the SEC that it bring a civil action against the Company alleging that the Company violated certain provisions of the federal securities laws. The staff’s notification, commonly referred to as a “Wells Notice,” arises out of the SEC’s investigation of the Company that commenced in February 2004.

Under the SEC procedures, before the staff can make any formal recommendation regarding what action, if any, should be brought by the SEC, the Company has the opportunity to make a submission to the staff outlining why it believes any proposed enforcement action should not be brought. The Company is currently engaged in discussions with the SEC staff regarding the Wells Notice and the possible resolution of this matter, and continues to cooperate fully with the SEC in respect of its investigation.

About Virbac Corporation:

Virbac Corporation, located in Fort Worth, Texas, markets leading veterinary products under the brand names of Soloxine®, C.E.T.® Home Dental Care, the Allerderm line of dermatology products, IVERHART™ PLUS Flavored Chewables, and Preventic®. For more information on Virbac and its products, please visit www.virbaccorp.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “projection,” “projected,” “preliminary,” “goal,” “objective”, “anticipate,” “believe,” “estimate”, “expect,” “plan,” “intend,” “could,” “designed,” and similar expressions may identify forward-looking statements. These forward looking statements are based upon estimates and assumptions that are subject to risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond Virbac’s control, actual future events may deviate from the estimates and assumptions on which the forward-looking statements are based. Deviations between actual future events and Virbac’s estimates and assumptions could lead to results that are materially different from those expressed in or implied by the forward-looking statements contained in this press release. Virbac does not intend to update these forward- looking statements to reflect actual future events.

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